UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 4, 2013

Cardium Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33635	27-0075787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12255 El Camino Real, Suite 250, San Diego, California		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 436-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 4, 2013, we entered into a securities purchase agreement with certain institutional investors pursuant to which we agreed to sell to the investors an aggregate of 4,012 shares of our newly authorized Series A Convertible Preferred Stock, for a total purchase price of $4.0 million. No warrants are being issued to investors in connection with this offering. We are offering such shares pursuant to a prospectus supplement dated April 5, 2013, a prospectus dated August 27, 2010, which is part of a registration statement on Form S-3 (Registration No. 333-168693) that was declared effective by the Securities and Exchange Commission, or the SEC, on August 27, 2010. The closing of the offering, which is subject to the satisfaction of customary closing conditions, is expected to take place on or before April 9, 2013.

Ladenburg Thalmann & Co. Inc. acted as our exclusive placement agent in this offering. In accordance with the terms of a placement agent agreement dated April 4, 2013 between us and the placement agent, we will pay the placement agent a cash fee that represents 6.5% of the gross proceeds of the offering and an expense reimbursement of up to 1% of the gross proceeds of the offering. The placement agent will also receive warrants to purchase shares of our common stock equal to 2% of the common stock underlying the Series A Convertible Preferred Stock sold in this offering. The warrants will expire August 27, 2015 and are exercisable at a price of $0.11375 per share, subject to adjustment therein. We have also agreed to pay certain of the placement agent’s expenses not to exceed 1% of the gross proceeds of the offering.

The securities purchase agreement provides for the sale of Series A Convertible Preferred Stock in two closings. The number of shares of common stock issuable upon conversion of all 4,012 shares of Series A Convertible Preferred Stock would exceed 20% of our outstanding common stock. Under applicable NYSE MKT market rules, shareholder approval is required for any portion of the transaction which could require us to issue a number of shares of common stock equal to 20% of our outstanding common stock at a price less than the closing price on the day prior the date of the securities purchase agreement. In addition, we do not currently have a sufficient number of shares of common stock authorized to reserve shares for conversion of all 4,012 shares of Series A Convertible Preferred Stock. We currently have 200,000,000 shares of common stock authorized; and we have 129,562,901 shares of common stock outstanding and an additional 30,941,424 shares reserved for issuance under outstanding common stock equivalents. Accordingly, we intend, and have agreed with the investor under the securities purchase agreement, to seek shareholder approval for (1) the portion of the offering of the Series A Convertible Preferred Stock that exceeds 20% of our outstanding common stock and (2) for a 1 for 20 reverse split of our outstanding common stock within 75 calendar days from the date of the closing of the initial sale of Series A Convertible Preferred Stock.

The initial closing under the securities purchase agreement is expected to take place on or about April 9, 2013. At that closing we will sell, and the investors will purchase 2,356 shares of Series A Convertible Preferred Stock for an aggregate purchase of $2,356,000. The second closing will take place promptly following shareholder approval of the offering of the Series A Convertible Preferred Stock and the reverse stock split. The shareholder approval will not impact the issuance of the shares of Series A Convertible Preferred Stock at the initial closing.

Under the securities purchase agreement, we agreed to grant the investor certain other rights as well. We agreed to provide the investor with a right of participation in future financings for a period of 12 months following the second closing. That right allows the investor to purchase up to 50% of any offering, if any, in which we offer to issue common stock or common stock equivalents at less than the then current conversion price for the Series A Convertible Preferred Stock. In addition, we agreed not to engage in any sales of common stock or common stock equivalents for a period ending through 60 days following the second closing. Finally, we agreed that except for the 1 for 20 reverse stock split, for a period of one year following the initial closing we would not effect a change in our capital structure, including a forward split or reverse split of our common stock without the consent of the holders of the Series A Convertible Preferred Stock.

On April 5, 2013, we issued a press release announcing the offering. A copy of the press release is attached as Exhibit 99.1 hereto.

The foregoing description of the securities purchase agreement and the placement agent agreement does not purport to be complete and is qualified in its entirety by reference to the exhibits hereto which are incorporated by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 5, 2013, we amended our Certificate of Incorporation with the filing of a Certificate of Designation to establish the rights, privileges and preferences of a new class of our preferred stock designated Series A Convertible Preferred Stock. The material terms and provisions of the shares of our Series A Convertible Preferred Stock are summarized below. For the complete terms of the shares of our Series A Convertible Preferred Stock, you should refer to the form of its Certificate of Designation filed as an exhibit to this report.

Dividends

Each holder of a share of our Series A Convertible Preferred Stock will be entitled to receive dividends equal, on an as-if-converted to shares of our common stock basis, to and in the same form as dividends actually paid on shares of our common stock when, as, and if such dividends are paid on shares of our common stock. We have never paid dividends on shares of our common stock and we do not intend to do so for the foreseeable future.

Voting Rights

Except as required by law, holders of the shares of our Series A Convertible Preferred Stock will not have rights to vote on any matters, questions or proceedings, including the election of directors. However, as long as any shares of our Series A Convertible Preferred Stock are outstanding, we cannot, without the affirmative vote of the holders of a majority of the then outstanding shares of our Series A Convertible Preferred Stock, (1) alter or change adversely the powers, preferences or rights given to the shares of our Series A Convertible Preferred Stock or alter or amend its certificate of designation, (2) authorize or create any class of shares ranking as to dividends, redemption or distribution of assets upon liquidation senior to, or otherwise pari passu with, the shares of our Series A Convertible Preferred Stock, (3) amend our Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of our Series A Convertible Preferred Stock, (4) increase the number of authorized shares of our Series A Convertible Preferred Stock, or (5) enter into any agreement with respect to any of the foregoing.

Liquidation

Upon any liquidation, dissolution or winding up of our company, after payment or provision for payment of our debts and other liabilities and before any distribution or payment is made to the holders of our common stock or any junior securities, the holders of our Series A Convertible Preferred Stock will first be entitled to be paid an amount equal to $1,000 per share plus any other fees, liquidated damages or dividends then owing, before our remaining assets will be distributed among the holders of the other classes or series of shares of our capital stock in accordance with our Certificate of Incorporation.

Conversion

Subject to certain ownership limitations as described below, the shares of our Series A Convertible Preferred Stock are convertible at any time at the option of the holder into shares of our common stock at a conversion ratio determined by dividing the stated value of the shares of our Series A Convertible Preferred Stock (or $1,000) by a conversion price of $0.091 per share. Accordingly, each share of our Series A Convertible Preferred Stock is initially convertible into 10,989.01 shares of our common stock.

The conversion price is subject to adjustment in the case of share splits, share dividends, combinations of shares and similar recapitalization transactions. In addition, upon the first reverse stock split of the common stock that is effected by the Company while Series A Convertible Preferred Stock is outstanding the Conversion Price shall be reduced, and only reduced to an amount equal to 80% of the average of the volume weighted average price (“VWAP”) for our common stock for the 10 Trading Days immediately following the Reverse Stock Split Date, but not less than $0.05 per shares. In the event that we fail to effect a reverse stock split within 75 calendar days following the date of the initial sales of Series A Convertible Preferred Stock (the “Trigger Date”) then the Conversion Price shall be reduced, and only reduced, to 80% of the average of the VWAPs for the 10 Trading Days immediately following the Trigger Date, again subject to a floor of $0.05 per share. The Conversion Price is also subject to full ratchet anti-dilution price protection, subject to a floor of $0.05 per share, in the event that we issue any common stock or common stock equivalents at a price less than the then effective conversion price. The anti-dilution protection terminates if during a 30 consecutive trading day period (i) the VWAP for our common stock each of any 25 trading days during such period exceeds $0.60 (subject to adjustment for forward and reverse stock splits and the like) and (ii) the daily dollar trading volume for each trading day during such period exceeds $2,000,000; provided, however, that in the event that the Company is not able to stockholder approval of this offering and a reverse split, upon any such dilutive issuance, the Conversion Price shall be reduced to equal 80% of the then current Conversion Price.

Forced Conversion

We have the right to force conversion of the Series A Preferred Stock into common stock; provided that (1) we have obtained shareholder approval of the offering and the reverse stock split, (2) during a period of 30 consecutive trading days the VWAP for each of any 25 trading days during period exceeds $0.60 (subject to adjustment for forward and reverse stock splits and the like) and the dollar trading volume for each trading day during such period exceeds $2,000,000 per Trading Day, and (3) we meet certain other “Equity Conditions” described in the Certificate of Designations, including meeting covenants under the securities purchase agreement, having an effective registration statement or exemption for the resale of the shares, and maintaining the listing of our common stock on a national exchange. Any forced conversion is subject to the limitations on conversion discussed below.

Limitations on Conversion

A holder of our Series A Convertible Preferred Stock will not have the right to convert, and we will not have the right to force such holder to convert, any portion of its shares of our Series A Convertible Preferred Stock if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number shares of our common stock outstanding immediately after giving effect to its conversion.

Issuance Limitations.

Unless and until the Company has obtained stockholder approval for the offering of the Series A Convertible Preferred Stock and a reverse stock split, then the Company shall not issue, upon conversion of the Series A Convertible Preferred Stock, a number of shares of common stock which, when aggregated with any shares of common stock issued on or after the original issue date of the Series A Convertible Preferred Stock and prior to such conversion date (i) in connection with any conversion of Series A Convertible Preferred Stock issued pursuant to the Purchase Agreement and (ii) in connection with the exercise of any warrants issued to any registered broker-dealer as a fee in connection with the issuance of the securities in this offering, would exceed 25,899,624 shares of common stock (subject to adjustment for forward and reverse stock splits, recapitalizations and the like).

Negative Covenants

As long as any shares of Series A Convertible Preferred Stock are outstanding, unless the holders of more than two-thirds of thou outstanding Series A Convertible Preferred Stock approve, the Company shall not, and shall not permit any of the subsidiaries to, directly or indirectly (1) incur any indebtedness other than Permitted Indebtedness (as defined in the Certificate of Designations, (2) incur any liens other than Permitted Liens (as defined in the Certificate of Designations, (3) amend the Company’s certificate of incorporation in a manner that adversely affects the rights of any holder of Series A Convertible Preferred Stock, (4) repurchase or redeem shares of our outstanding common stock or common stock equivalents, (5) pay any dividends on our common stock, or (6) enter into any related party transactions, except for arm’s-length transactions that are expressly approved by a majority of the disinterested directors of the Board of Directors.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the exhibits hereto which are incorporated by reference.

Item 8.01.	Other Events.

On April 5, 2013, Sheppard, Mullin, Richter & Hampton LLP issued its opinion, a copy of which is filed as an exhibit to this report, with respect to the legality of the issuance and sale by us of the shares of our common stock to be sold pursuant to the prospectus and the related prospectus supplement that we filed with the SEC on April 5, 2013.

On April 4, 2013, we received a communication from the NYSE MKT, the company’s current exchange, that the exchange had determined that in accordance with section 1009 of the exchange’s company guide, we had made a reasonable demonstration of our ability to regain compliance with Section 1003(a)(iv) of the company guide by the end of a revised plan period which was determined to be June 30, 2013. This and additional information related to the exchange listing compliance was reported in the press release attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock

5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP

10.1	Securities Purchase Agreement dated April 4, 2013 for the purchase of Series A Convertible Preferred Stock.

10.3	Placement Agent Agreement dated April 4, 2013 between the registration and Ladenburg Thalmann & Co. Inc.

99.1	Press release issued on April 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardium Therapeutics, Inc.

By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Chief Executive Officer

Date: April 5, 2013